Exhibit 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY ANNOUNCES

2004 RESULTS AND $20 MILLION STOCK REPURCHASE PROGRAM

Full Year EPS Increase of 84%

DALLAS, Texas, March 1, 2005 — Trammell Crow Company (NYSE:TCC), one of the nation’s largest diversified commercial real estate services companies, today announced its financial results for the quarter and year ended December 31, 2004.  Diluted earnings per share for the quarter were $0.77, compared with $0.41 for the fourth quarter of 2003.  Diluted earnings per share for the full year 2004 were $1.05, up 84% from the $0.57 reported for the full year 2003.

Consolidated Results

For the quarter ended December 31, 2004, revenues totaled $248.5 million; revenues for the corresponding quarter of 2003 were $209.2 million.   Net income for the fourth quarter of 2004 was $28.0 million compared with net income of $15.0 million for the fourth quarter of 2003.  EBITDA for the fourth quarter of 2004 was $48.5 million compared with $29.7 million for the comparable period of 2003.

For the full year 2004, the company’s revenues totaled $778.4 million; revenues for 2003 were $705.5 million.   Net income and EBITDA for 2004 were $39.1 million and $79.5 million, respectively, compared with net income and EBITDA of $21.0 million and $59.8 million, respectively, for 2003.

Commenting on the results, Robert E. Sulentic, Chairman and Chief Executive Officer of Trammell Crow Company, stated, “Our financial results significantly exceeded our expectations for the fourth quarter and full year.  Both of our segments – Global Services and Development and Investment – had very strong fourth quarters.  As we have previously disclosed, we had been focused on the upside potential of identified transactions in our Development and Investment segment, but our Global Services business – in particular the corporate advisory services and project management work we do for our user clients and the brokerage work we do for our investor clients – also made a strong contribution to our better-than-expected results.”

Segment Results – Global Services

Income before income taxes for the company’s Global Services segment increased from $27.2 million in 2003 to $38.3 million for 2004, or 41%.  For the full year 2004, the company reported total Global Services segment revenues of $710.8 million, compared with revenues of $649.6 million for the full year 2003.  For 2004, Global Services EBITDA was $48.2 million, compared with EBITDA of $43.9 million for 2003.

With regard to the Global Services results, Mr. Sulentic noted, “We are quite pleased to report such a sharp increase in the profits from our Global Services segment during a period in which we are investing heavily to grow that business.  Most of these investments, of course, come in the form of people, resulting in current period expense.  Not only have we made nice progress growing our brokerage force, but we have significantly bolstered our capability in the area of outsourcing sales, which fuels all of our user revenue lines.  We expect to see the benefits of these investments in 2005 and beyond.

“We enjoyed very nice revenue growth in brokerage and project management.  Revenues from corporate advisory services rendered to user clients increased 16% from 2003 to 2004, while revenues from brokerage services provided to investor clients increased 20%.  Revenues from project management services provided to user clients increased 40% for the full year.  Our facilities management business returned to year-over-year growth as our closed call center business (closed at the end of the second quarter of 2003) came out of our quarterly comparisons beginning in the third quarter of 2004.  As we have previously noted, we are looking for continued positive quarter-over-quarter comparisons for facilities management revenues going forward through 2005, in large part due to new assignments won in 2004.  Income from our investment in Savills plc, our strategic alliance partner in Europe and Asia, also increased significantly from 2003 to 2004, as Savills had a very good year.”

“We are very pleased to see nice margin improvement in Global Services in 2004, building on the improvement from 2002 to 2003. Our full-year pre-tax income margin for this segment increased to 5.4% in 2004 after nearly doubling, from 2.2% to 4.2%, from 2002 to 2003.  Improving these margins will be an area of continued focus for us, and we expect good results in this regard.”

Segment Results – Development and Investment

For the full year 2004, the company reported total Development and Investment segment revenues of $67.6 million, up from revenues of $55.9 million for the full year 2003.  For 2004, income before income taxes from the Development and Investment segment more than tripled, going from $8.2 million in 2003 to $24.8 million in 2004.  Segment EBITDA increased from $15.9 million in 2003 to $31.3 million in 2004.

Commenting on the Development and Investment results, Mr. Sulentic said, “We believe that the Development and Investment segment’s year-to-year revenue increase understates the increased activity level in this business.  The impact of Development and Investment project sales flowing through results below the revenue line – as income from unconsolidated subsidiaries or as income from discontinued operations – can contribute significantly to results in any given period and did so in 2004.  The development and sale of projects held through unconsolidated subsidiaries or in which we will have no downstream involvement (and, hence, accounted for as discontinued operations) is a regular part of our Development and Investment business.  (It is important to note that substantial indirect costs of producing this income from unconsolidated subsidiaries or from discontinued operations - such as business unit level salaries and bonuses that are driven by overall business unit level profitability - are included in segment expenses and not netted against income from unconsolidated subsidiaries or income from discontinued operations.)  In our view, the sum of segment revenues plus income from unconsolidated subsidiaries and income from discontinued operations (both pre-tax) is a more meaningful measure of activity levels for this segment than revenues alone.  This broader measure increased 54% from 2003 to 2004.”

Balance Sheet

Cash and cash equivalents at December 31, 2004, increased to $163.6 million, up from $95.8 million at September 30, 2004, and up from $105.6 million at the prior year-end.  The company had no borrowings outstanding under its line of credit at December 31, 2004.  Cash levels have historically peaked at year end due to the heavy volume of year-end closings and then generally reach their seasonal low at the end of the first quarter due to the first quarter payments of incentive compensation and estimated income taxes on account of the prior year’s or quarter’s performance.

With regard to the company’s financial position, Mr. Sulentic noted, “Our cash position at year end is driven by our very strong fourth quarter results, including the harvesting of many significant development projects.  The increase in cash is even more significant when noting that we completed a stock buyback early in the fourth quarter using $37.9 million of cash.”

Outlook

Commenting on the long-term outlook, Mr. Sulentic noted, “With favorable conditions returning to our sector, we are targeting organic long-term earnings growth from 2004 forward averaging 20% or better.  Given our 80%+ earnings growth from 2003 to 2004, it may be appropriate to expect our earnings growth from 2004 to 2005 to be less than what we are targeting as our long-term average.  From 2004 to 2005, we will be looking for continued strong profit growth in our Global Services segment, but given the tripling of Development and Investment profit from 2003 to 2004, a flat year-to-year performance for this segment would be commendable.  We are very encouraged by activity levels in both of our business segments and by our ability to support the growth of those businesses with our financial and human resources.  We have targeted a group of initiatives, including several focused on client service, which we are confident will drive strong growth.”

Stock Repurchase Program

The company also announced that the Board of Directors has authorized it to purchase up to $20 million of its common stock from time to time in open market purchases or in privately negotiated transactions. The repurchase of shares is intended to offset dilution resulting from equity incentive awards made under the Company’s stock plans.

At 11:00 a.m., Eastern Time, today, Mr. Sulentic and other members of company management will host a Webcast conference call to review the company’s fourth quarter and full year results.  The call may be accessed via the Investor Relations section of Trammell Crow Company’s Web site at www.trammellcrow.com.  A replay of the call will also be accessible in the same manner through March 8, 2005.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the United States. Through its Global Services Group, the company provides building management, brokerage and project management services to both investors in and users of commercial real estate. Development and investment services are provided through the company’s Development and Investment Group.  In addition to its full service offices located throughout the United States, the company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to corporate customers. The company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ

Barnicke, a leading Canadian real estate services provider. Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

All references to “EBITDA” in this press release are to earnings before interest, income taxes, depreciation and amortization.  The statements of income and summarized segment data attached to this press release contain reconciliations of EBITDA to net income and income before income taxes.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “forecast,” “will,” “may,” “expect,” “envision,” “project,” “budget,” “target,” “estimate,” “could,” “should,” “conceivable,” “intend,” “possible,” “foresee”, “look(ing) for,” “look to” and words of similar import, are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such risks, uncertainties and other matters include, but are not limited to (i) the timing of individual transactions, (ii) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale, (iii) the ability of the company to compete effectively in the international arena, (iv) the ability of the company to retain its major customers and renew its contracts, (v) the ability of the company to attract new user and investor customers, (vi) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (vii) the company’s ability to continue to pursue its growth strategy, (viii) the company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (ix) the company’s ability to compete in highly competitive national and local business lines and (x) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management).  In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including the cost and availability of capital for investment in real estate and customers’ willingness to make real estate commitments), the effect of government regulation on the conduct of the company’s business and the threat of terrorism and acts of war.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.  Reference is hereby made to the disclosures contained under the heading “Risk Factors” in “Item 1. Business” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.

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